Exhibit 99.1
Execution Version
COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”) is made and entered into as of April 6, 2023 (the “Effective Date”) by and among L. B. Foster Company, a Pennsylvania corporation (“L. B. Foster” or the “Company”), and each of the persons listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors” or the “Investor Group”). The Company and each of the Investors are each herein referred to as a “party” and collectively, the “parties”). Unless otherwise defined herein, capitalized terms shall have the meanings given to them in Section 12 herein.

WHEREAS, each of the Investors beneficially owns the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), listed on Exhibit A hereto; and

WHEREAS, the Company has reached an agreement with each of the Investors with respect to certain matters as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Board Observer.

(a)Effective immediately upon the execution and delivery of this Agreement, and as requested by the Investor Group, the Company’s Board of Directors (the “Board”) and any applicable committees of the Board shall take all actions necessary to invite and appoint Alexander B. Jones to serve as a non-voting observer to the Board (the “Board Observer”). The Board Observer shall be entitled to attend, participate in discussions, and provide input at any portion of Board meetings and meetings of any Board committee (including via telephone, videoconference, or other electronic medium) at which business operations, financial results, capital allocation, investor communications, shareholder value enhancement initiatives, strategic transactions, acquisitions, dispositions and/or any other material corporate transactions are discussed (any of the foregoing topics, an “Approved Topic,” and all such topics collectively, the “Approved Topics”), in a non-voting observer capacity and, in this respect, shall (except to the extent that the Board Observer has been excluded therefrom pursuant to clause (d) below) receive copies of the applicable portion of such notices, minutes, consents, and other materials and information relating to an Approved Topic or the Approved Topics (the “Relevant Materials and Information”) that the Company provides to the directors on the applicable committees and/or the Board at the same time and in the same manner as provided to such directors.

(b)In no event shall the Board Observer: (i) be deemed to be a member of the Board or any committee; (ii) be counted for purposes of voting, quorum, or any other reason; (iii) have the right to vote on any matter under consideration by the Board or any committee or otherwise have any power to cause the Company to take, or not to take, any action; or (iv) except as expressly set forth in this Agreement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its shareholders or any duties (fiduciary or otherwise) otherwise applicable to the directors of the Company.
(c)If a meeting of the Board or any of the committees relating to an Approved Topic is conducted via telephone, videoconference, or other electronic medium, the Board Observer may attend the portion of such meeting at which an Approved Topic is to be discussed via the same medium; provided, however, that it shall be a material breach of this Agreement by the Board Observer to provide any other person access to such meeting without the Company’s express prior written consent.

(d)The Company reserves the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof of the Board or any committee thereof (i) where an Approved Topic is not intended to be discussed, (ii) if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, violate any agreement between the Company and a third-party, violate any applicable law or regulation, or result in the disclosure of trade secrets or a conflict of interest, if any Investor, the Board Observer, or any of their respective Affiliates is or becomes a competitor of the Company, or (iii) if such meeting or portion thereof is an executive session of the Board; provided, however, that no binding actions are taken or submitted to the Board with respect to an Approved Topic at any such executive sessions under this clause (iii).

(e)The Board Observer may be replaced or removed (with or without cause) from time to time and at any time by the Investor Group upon written notice to the Company; provided, however, that any replacement Board Observer shall be reasonably acceptable to the Board (such acceptance not to be unreasonably withheld, conditioned, or delayed).

(f)The covenants set forth in this Section 1 shall terminate and be of no further force or effect immediately on the earliest of (i) the expiration of the Standstill Period, (ii) the date at which the Investor Group no longer owns at least five percent (5%) of the issued and outstanding shares of Common Stock, or (iii) the date at which the Investor Group provides written notice to the Company of its voluntary termination of its right to appoint a Board Observer.

2.Voting. At each annual or special meeting of shareholders held prior to the expiration of the Standstill Period, each of the Investors agrees to (i) appear at such shareholders’ meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates to be counted as present thereat for purposes of establishing a quorum; and (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) each of the other shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations; provided, however, in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any proposals (other than the election or removal of directors), each of the Investors shall be permitted to vote in accordance with the ISS recommendation; provided, further, that each of the Investors shall be permitted to vote in their sole discretion with respect to any publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company, or other business combination involving the Company requiring a vote of shareholders of the Company. No later than two (2) business days prior to each such meeting of shareholders, each Investor shall, and shall cause each of its Associates and Affiliates to, vote any shares of Common Stock beneficially owned by such Investors in accordance with this Section 2. No Investor nor any of its Affiliates, Associates, nor any person under its direction or control shall take any position, make any statement, or take any action inconsistent with the foregoing.

3.Standstill.

(a)Each Investor agrees that, except as expressly permitted elsewhere in this Agreement, from the date of this Agreement until the expiration of the Standstill Period, without the prior written approval of the Board, neither it nor any of its controlled Affiliates nor any of its Associates shall, directly or indirectly, alone or in concert with others, in any manner:

(i)propose or publicly announce or otherwise disclose an intent to propose or enter into or agree to enter into, singly or with any other person, directly or indirectly, (A) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries, or (C) any form of tender or exchange offer for the Common Stock, whether or not such transaction involves a Change of Control of the Company;

(ii)engage in any solicitation of proxies or written consents to vote any voting securities of the Company, or conduct any non-binding referendum with respect to any voting securities of the Company, or knowingly encourage, assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote any securities of the Company in opposition to any recommendation or proposal of the Board;

(iii)acquire, offer, or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any (A) interests in any of the Company’s indebtedness, or (B) Common Stock (including any rights decoupled from the underlying securities of the Company, but excluding Common Stock issued in connection with a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by any of the Investors and/or any Affiliate or Associate thereof) representing in the aggregate (amongst all of the Investors and any Affiliate or Associate thereof) in excess of 15.0% of the shares of Common Stock outstanding; provided, however, nothing herein shall prevent any Investor from confidentially seeking a waiver from this provision;

(iv)acquire or agree, offer, seek, or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person, in each case other than securities of the Company;

(v)seek to advise, knowingly encourage, or knowingly influence any person with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of the Company, other than in a manner consistent with Section 2;

(vi)engage in (A) any short sale or (B) any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including, without limitation, any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company, in the case of clause (B) to the extent it would result in the Investors no longer having a “net long” position with respect to shares of Common Stock of the Company;

(vii)intentionally pledge, hypothecate, or put any liens against the Company’s capital stock; provided, however, nothing herein shall prevent any Investor from partaking in customary margin transactions with a broker regulated by FINRA or holding its securities of the Company in a margin account;

(viii)take any action in support of or make any proposal or request that constitutes: (A) advising, controlling, changing, or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors, to elect directors, to fill any vacancies on the Board, or to remove directors, (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business, or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s Restated Articles of Incorporation or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, in each case except as permitted expressly by this Agreement;

(ix)initiate, propose, or otherwise “solicit” shareholders of the Company for the approval of any shareholder proposals (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) other than in accordance with Section 2;

(x)communicate with shareholders of the Company or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act other than in a manner consistent with Section 2;

(xi)otherwise publicly act to seek to control or influence the management, the Board, or policies of the Company or initiate or take any action to obtain representation on the Board, except as permitted expressly by this Agreement;

(xii)call or seek to call, or request the call of, alone or in concert with others, any meeting of shareholders, whether or not such a meeting is permitted by the Company’s Restated Articles of Incorporation or Bylaws, including, but not limited to, a “town hall meeting;”

(xiii)deposit any Common Stock in any voting trust or similar arrangement or subject any Common Stock to any voting agreement or pooling arrangement, other than (A) any such voting trust, agreement, or arrangement solely among the Investors and their Affiliates and Associates, (B) customary brokerage accounts, margin accounts and prime brokerage accounts and (C) otherwise in accordance with this Agreement;

(xiv)seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company (it being acknowledged that those public communications that are permitted and those SEC filings that are required under this Agreement shall not constitute such encouragement);

(xv)form, join or in any other way participate in any a “partnership, limited partnership, syndicate, or other group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes all or some of the Investors, but does not include any other entities or persons that are not members of the Investor Group as of the date hereof); provided, however, that nothing herein shall limit the ability of an Affiliate or Associate of any Investor to join the “group” following the execution of this Agreement, so long as any such Affiliate or Associate agrees to be bound by the terms and conditions of this Agreement;

(xvi)demand a copy of the Company’s list of shareholders or its other books and records, whether pursuant to § 1508 of the Pennsylvania Business Corporation Law or otherwise;

(xvii)commence, encourage, or support any derivative action in the name of the Company, or any class action against the Company or any of its officers or directors (it being acknowledged that the Company, its Affiliates and their respective officers and directors shall not commence litigation against the Investors during the Standstill Period; provided, however, that nothing in this clause (xv) will in any way limit the rights of either party under this Agreement or any other agreement between the parties, including by commencing litigation to enforce such rights); provided, however, that for the avoidance of doubt, the foregoing shall not prohibit any Investor from exercising statutory appraisal rights;

(xviii)disclose publicly, or privately in a manner that could reasonably be expected to become public, any intent, purpose, plan, or proposal with respect to the Board, the Company, its management, policies, or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(xix)make any request or submit any proposal to amend the terms of this Section 3 other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any party;

(xx) take any action challenging the validity or enforceability of any of the provisions of this Section 3 or publicly disclose, or cause or facilitate the public disclosure (including, without limitation, the filing of any document with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to either (A) obtain any waiver or consent under, or any amendment of, any provision of this Agreement, or (B) take any action challenging the validity or enforceability of any provisions of this Section 3; or

(xxi)advise, assist, knowingly encourage, or seek to persuade any person or entity to take any action or make any statement inconsistent with any of the foregoing.

(b)Notwithstanding anything in Section 3(a) or elsewhere in this Agreement, nothing in this Agreement shall prohibit or restrict any Investor or the Board Observer from (i) communicating privately with the Board or any of the Company’s officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (ii) communicating with shareholders of the Company and others in a manner that does not otherwise violate Section 3(a) of this Agreement, (iii) making a public statement about how such Investor intends to vote and the reasons therefor with respect to any publicly announced Change of Control transaction, (iv) exchanging, tendering, or otherwise participating in any tender or exchange offer with respect to the Common Stock, whether or not such transaction involves a Change of Control of the Company, on the same basis as the other shareholders of the Company, or (v) taking any action necessary to comply with any law, rule, or regulation or any action required by any governmental or regulatory authority or stock exchange that has jurisdiction over an Investor.

(c)As of the date of this Agreement, none of the Investors are engaged in any discussions or negotiations and do not have any agreements or understandings, written or oral, whether or not legally enforceable, concerning the acquisition of beneficial ownership of any securities of the Company, and have no actual knowledge that any other shareholders of the Company have any present or future intention of taking any actions that if taken by the Investors would violate any of the terms of this Agreement.

(d)Notwithstanding anything contained in this Agreement to the contrary, the provisions of Section 1, Section 2, and Section 3 of this Agreement shall automatically terminate upon the occurrence of a Change of Control transaction involving the Company.

(e)For purposes of this Agreement, “Standstill Period” shall mean the period commencing on the Effective Date and ending upon the date that is the earlier of (i) thirty (30) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations (as set forth in the advance notice provisions of the Company’s Bylaws) for consideration at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), and (ii) one hundred twenty (120) calendar days prior to the first anniversary of the 2023 Annual Meeting (such date, the “Termination Date”).

4.Confidentiality.

(a)The Investors, including the Board Observer (each, a “Recipient”), each acknowledge the confidential and proprietary nature of the Confidential Information (as defined below) and agree that the Confidential Information (i) will be kept strictly confidential by Recipient and Recipient’s Representatives (as defined below), and (ii) will not be disclosed by Recipient (except to other Recipients and their Affiliates and Associates and such person’s Representatives to the extent expressly permitted by this Agreement) or by Recipient’s Representatives to any person except with the specific prior written consent of the Company or except as expressly otherwise permitted by this Agreement. It is understood that (i) Recipient may disclose Confidential Information only to those of Recipient’s Representatives who are informed by Recipient of the confidential nature of the Confidential Information and the obligations of this Section 4, and (ii) Recipient shall be responsible for the breach of the provisions of this Section 4 by Recipient’s Representatives. To the extent that any Recipient or its Representative is requested, required, or compelled to disclose the Confidential Information by judicial, regulatory, or administrative process pursuant to the advice of counsel or by requirements of law, the Recipient shall, to the extent legally permissible, provide the Company with (i) prompt notice to any such requested, required, or compelled disclosure to enable to the Company, at its sole expense, to seek a protective order or similar remedy, and (ii) reasonable cooperation, at the Company’s sole expense, with respect to any effort by the Company to seek a protective order or similar remedy. Upon written request of the Company or the Board, the Recipient shall promptly return or destroy, at the Recipient’s option, any and all records, notes, and other written, printed, or tangible materials in its possession pertaining to the Confidential Information; provided, however, that each Recipient and its Representatives may retain any electronic or written copies of Confidential Information as may be stored on its electronic records or storage system resulting from automated back-up systems or required by law, other regulatory requirements, or internal document retention policies. Any Confidential Information that is not returned or destroyed, including, without limitation, any oral Confidential Information, and all notes, analyses, compilations, studies, or other documents prepared by or for the benefit of the Recipient from such information, will remain subject to the confidentiality obligations set forth in this Agreement. Each of the Investors shall be liable for any unauthorized disclosure of Confidential Information by its or the Board Observer’s respective Representatives. Notwithstanding Section 30 of this Agreement, each Recipient’s obligations under this

Section 4 shall survive termination or expiration of this Agreement until the earlier to occur of (i) eighteen (18) months after the date the Recipient received the last of such Confidential Information and (ii) eighteen (18) months after the date on which the Board Observer no longer serves as a non-voting observer to the Board (such earlier date, the “Confidentiality Termination Date”).

(b)All Confidential Information is provided to the Recipient “as is” and the Company does not make any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof. The Company will have no liability to the Recipient resulting from the reliance on the Confidential Information. The Recipient acknowledges that all of the Confidential Information is owned solely by the Company (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. Therefore, in the event of any breach of this Section 4, the Company is entitled to seek all forms of equitable relief (including an injunction and order for specific performance), in addition to all other remedies available at law or in equity.

(c)As used in this Agreement, “Confidential Information” means any and all information or data concerning the Company, whether in verbal, visual, written, electronic, or other form, which is disclosed to any Investor or the Board Observer by the Company or any Representative of the Company (including, but not limited to, all Relevant Materials and Information that is non-public information); provided, however, that “Confidential Information” shall not include information that:

(i)is or becomes generally available to the public other than as a result of disclosure of such information by the Investor Group, the Board Observer, or any of their respective Representatives in violation of this Section 4;

(ii)is independently developed by the Investor Group, the Board Observer, or any of their respective Representatives, without use of the Confidential Information provided by the Company or any Representative thereof;

(iii)becomes available to an Investor, the Board Observer, or any of their respective Representatives at any time on a non-confidential basis from a third party that is not, to such recipient’s knowledge, prohibited from disclosing such information to such recipient by any contractual, legal, or fiduciary obligation to the Company; or

(iv)was known by the Investor Group, the Board Observer, or any of their respective Representatives prior to receipt from the Company or from any Representative thereof and, to such recipient’s knowledge, the source of such information was not prohibited from disclosing such information to such recipient by any contractual, legal, or fiduciary obligation to the Company.

(d)The Company agrees that, following the Effective Date and prior to the Confidentiality Termination Date, the Company shall promptly (and in any event, no later than the time that the Company’s directors are notified) notify the Investor Group in writing as to the (i) opening of a trading window during which time all directors of the Company are permitted to trade in the Company’s securities and (ii) institution of a blackout period during which time all directors of the Company are prohibited from trading in the Company’s securities.

(e)Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Investors and their Affiliates’ businesses include the analysis of, and investment in, securities, instruments, businesses and assets, and Confidential Information may serve to give such persons a deeper overall knowledge and understanding in a way that cannot be separated from their other knowledge, and accordingly, and without in any way limiting the Investors’ obligations under this Agreement, the Company acknowledges that this Agreement is not intended to restrict the use of such overall knowledge and understanding solely for internal investment analysis purposes, including, subject to applicable law, the purchase, sale, consideration of, and decisions related to, other investments. Subject to applicable law, nothing in this Agreement shall be understood to prohibit or otherwise limit the Investors from negotiating, evaluating and/or trading, directly or indirectly, in any index fund, exchange traded fund, benchmark fund, or other basket of securities which may contain or otherwise reflect the performance of any securities of the Company. Further, notwithstanding anything in this Agreement to the contrary and subject to applicable law (and assuming Confidential Information is not improperly used in violation of this Agreement, taking into account this Section 4), none of the Investors nor any of their Representatives shall be deemed by the Company to be misappropriating any information, or violating any other duty or obligation to the Company, if such Investor or any of its Representatives, either directly or for the account of other accounts that such Investor or Representative manages, engage in transactions in the securities or other financial instruments (such as bank debt) of any person other than the Company while in possession of Confidential Information.

5.Acknowledgment of Obligations under Securities Laws. The Investor Group, the Board Observer, and their respective Representatives acknowledge that each is aware of the restrictions imposed by the United States federal securities laws and other applicable foreign and domestic laws (collectively, the “Securities Laws”) on a person possessing material nonpublic information about a publicly traded company, including, but not limited to, restrictions that prohibit such person from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each of the Investors and the Board Observer acknowledge that Confidential Information shared by the Company or its Representatives with the Investors, the Board Observer and/or their respective Representatives may include information regarding material acquisition activity by the Company, and that any such information so shared or exchanged shall be subject to the confidentiality obligations set forth herein and may constitute material non-public information with respect to United States securities laws.

6.Representations and Warranties of the Company. The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, and (c) to the actual knowledge of the executive officers of the Company, the execution, delivery, and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

7.Representations and Warranties of the Investors. Each Investor, on behalf of itself, severally represents and warrants to the Company that (a) as of the date hereof, such Investor beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name on Exhibit A and Exhibit A includes all Affiliates and Associates of any Investors that own any securities of the Company beneficially or of record and reflects all shares of Common Stock in which the Investors have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise, (b) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) such Investor has the authority to execute the Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms hereof, (d) each of the Investors shall cause its respective Representatives acting on its behalf to comply with the terms of this Agreement, and (e) to the actual knowledge of each Investor, the execution, delivery, and performance of this Agreement by such Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Investor is a party or by which it is bound.

8.Mutual Non-Disparagement. Subject to applicable law, each of the parties covenants and agrees that, during the Standstill Period, or if earlier, until such time as the other party or any of its Representatives shall have breached this Section 8, neither it nor any of its Representatives shall in any way publicly disparage, call into disrepute or otherwise defame or slander the other party or such other party’s Representatives (including any current officer of a party or a party’s subsidiaries who no longer serves in such capacity following the execution of this Agreement and any current director of a party or a party’s subsidiaries who no longer serves in such capacity following the execution of this Agreement), or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation thereof. For the avoidance of doubt, the foregoing shall not prevent the making of any factual statement in connection with any compelled testimony or production of information by legal process, subpoena, or as part of a response to a request for information from any governmental authority with purported jurisdiction over the party from whom information is sought.

9.Public Announcements. Promptly following the execution of this Agreement, the Company shall issue a mutually agreeable press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit B. Prior to the issuance of the Press Release, neither the Company nor any of the Investors nor any of their respective Representatives shall issue any press release or make any public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other party. No party nor any of its Representatives shall make any public statement (including, without limitation, in any filing required under the Exchange Act) concerning the subject matter of this Agreement inconsistent with this Agreement.

10.SEC Filings.

(a)No later than four (4) business days following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC reporting entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto.

(b)No later than two (2) business days following the execution of this Agreement, the Investor Group shall file an amendment to its Schedule 13D with respect to the Company that has been filed with the SEC, reporting the entry into this Agreement, amending applicable items to conform to their obligations hereunder and appending or incorporating by reference this Agreement as an exhibit thereto.

11.Expenses. Within five (5) Business Days of the Effective Date, the Company shall reimburse the Investor Group for its reasonable documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the Investor Group’s involvement at the Company through the date of this Agreement, including, but not limited to its Schedule 13D filings, its engagement with members of the Company’s management team and shareholders, and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $18,000 in the aggregate.

12.Definitions. As used in this Agreement:

(a)the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, further, that, for purposes of this Agreement, no Investor shall be deemed an Affiliate of the Company and the Company shall not be deemed an Affiliate of any Investor;

(b)the term “Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act;

(c)the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;

(d)the term “Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in the Commonwealth of Pennsylvania are authorized or obligated to be closed by applicable law;

(e)the term “Change of Control” shall mean the sale of all or substantially all the assets of the Company; any merger, consolidation, or acquisition of the Company with, by or into another corporation, entity, or person; or any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions;

(f)the term “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(g)the terms “group,” “proxy,” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act;

(h)the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature;

(i)the term “Representatives” means (i) a person’s Affiliates and Associates, and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents, and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates;

(j)the term, “SEC” means the U.S. Securities and Exchange Commission; and

(k)the term “third party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to either party.

13.Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

14.Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

L. B. Foster Company
415 Holiday Drive, Suite 100
Pittsburgh, PA 15220
Email: pguinee@lbfoster.com
Attention: Patrick J. Guinee, Esq., Senior Vice President, General Counsel & Corporate Secretary

With copies (which shall not constitute notice) to:

Gottfried Legal Advisory PLLC
1701 Rhode Island Avenue NW
Washington, DC 20036-3001
Email: keith.gottfried@gottfriedadvisory.com

Attention: Keith E. Gottfried, Esq.
If to any Investor:

22NW, LP
1455 NW Leary Way, Suite 400
Seattle, WA 98107
Email: English@englishcap.com
Attention: Aron R. English

With copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
E-mail: rnebel@olshanlaw.com
rvanderlaske@olshanlaw.com
Attention: Ryan P. Nebel, Esq.
Rebecca L. Van Derlaske, Esq.

15.Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law or choice of law thereof or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction.

16.Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of federal or state courts of the Commonwealth of Pennsylvania located in the City of Pittsburgh in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the federal or state courts of the Commonwealth of Pennsylvania located in the City of Pittsburgh, (c) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (d) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address of such party’s principal place of business or as otherwise provided by applicable law. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action, suit or other legal proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) such action, suit or other legal proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such action, suit or other legal proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court.

17.Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS

AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.Representative. Each Investor hereby irrevocably appoints 22NW, LP as its attorney-in-fact and representative (the “22NW Representative”), in such Investor’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each Investor, upon any action taken by the 22NW Representative or upon any document, notice, instruction, or other writing given or executed by the 22NW Representative.

19.Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, and representations, whether oral or written, of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants, or undertakings, oral or written, between the parties other than those expressly set forth herein.

20.Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21.Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

22.Remedies. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final, non-appealable order that this Agreement has been breached by either party, then the breaching party shall reimburse the other party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation, including any appeal therefrom.

23.Receipt of Adequate Information; No Reliance; Representation by Counsel. Each party acknowledges that it has received adequate information to enter into this Agreement, that it has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof, and that it has not relied on any promise, representation, or warranty, express, or implied not contained in this Agreement. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. Further, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of the Agreement shall be interpreted in a reasonable manner so as to effect the intent of the parties.

24.Construction. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word

“or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule, or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule, or statute as from time to time amended, modified, or supplemented.

25.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

26.Amendment. This Agreement may be modified, amended, or otherwise changed only in a writing signed by all of the parties hereto, or in the case of the Investors, the 22NW Representative, or their respective successors or assigns.

27.Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and be enforceable by the parties hereto and the respective successors, heirs, executors, legal representatives and permitted assigns of the parties, and inure to the benefit of any successor, heir, executor, legal representative or permitted assign of any of the parties; provided, however, that no party may assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the express prior written consent of the Company (with such consent specifically authorized by a majority of the Board), and with respect to the Company, the prior written consent of the 22NW Representative.

28.No Third-Party Beneficiaries. The representations, warranties, and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties, and/or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.

29.Counterparts; Facsimile / PDF Signatures. This Agreement and any amendments hereto may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

30.Termination. Unless otherwise mutually agreed in writing by each party, this Agreement shall terminate on the Termination Date. Notwithstanding the foregoing, the provisions of Section 11 through this Section 30 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to such termination.

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[SIGNATURE PAGE TO AGREEMENT]
IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first above written.

L. B. FOSTER COMPANY

By: /s/ John F. Kasel
Name: John F. Kasel
Title: President and Chief Executive Officer

22NW FUND, LP
By: 22NW Fund GP, LLC, its General Partner

By: /s/ Aron R. English
Name: Aron R. English
Title: Manager

22NW, LP
By: 22NW GP, Inc., its General Partner

By: /s/ Aron R. English
Name: Aron R. English
Title: President and Sole Shareholder

22NW FUND GP, LLC

By: /s/ Aron R. English
Name: Aron R. English
Title: Manager

22NW GP, INC.

By: /s/ Aron R. English
Name: Aron R. English
Title: President and Sole Shareholder

/s/ Aron R. English
ARON R. ENGLISH
/s/ Bryson O. Hirai-Hadley
BRYSON O. HIRAI-HADLEY
/s/ Alexander B. Jones
ALEXANDER B. JONES

EXHIBIT A

Investor	Shares of Common Stock Beneficially Owned
22NW Fund, LP 22NW, LP 22NW Fund GP, LLC 22NW GP, Inc.	1,023,235[1]
Aron R. English	1,024,140[2]
Bryson O. Hirai-Hadley	991
Alexander B. Jones	1,075

[1] Directly beneficially owned by 22NW Fund, LP.
[2] Consists of 905 shares directly beneficially owned by Aron R. English and 1,023,235 directly beneficially owned by 22NW Fund, LP. Mr. English, as the Portfolio Manager of 22NW, LP, Manager of 22NW Fund GP, LLC and President and sole shareholder of 22NW GP, Inc., may be deemed to beneficially own the 1,023,235 shares of Common Stock owned by 22NW Fund, LP, which, together with the 905 shares of Common Stock he directly beneficially owns, constitutes an aggregate of 1,024,140 shares of Common Stock.

EXHIBIT B
FORM OF PRESS RELEASE

L.B. FOSTER REACHES AGREEMENT WITH 22NW, LP
INVITES ALEX JONES TO SERVE AS A BOARD OBSERVER

PITTSBURGH, PA, April [●], 2023 – L.B. Foster Company (the “Company”) (NASDAQ: FSTR) today announced that it has reached an agreement with 22 NW, LP, one of the Company’s largest shareholders, and various related parties.

Pursuant to the agreement, the Company has invited Mr. Alexander B. Jones to serve as a non-voting Board Observer, effective immediately. Mr. Jones is currently a Research Analyst at 22NW where he oversees the firm’s investments in the industrials, materials, consumer, and other cyclical sectors.

Raymond T. Betler, L.B. Foster Company Chairman of the Board of Directors, commented on the agreement, “We are pleased to have reached this agreement with 22NW. As we continue to execute on our strategic transformation plan, we look forward to having the benefit of Alex’s perspectives and insights, particularly on issues like capital allocation, material corporate transactions, investor communications, and additional opportunities for us to enhance shareholder value.”

Aron R. English, 22NW’s Portfolio Manager, commented “We appreciate the constructive dialogue we have had with L.B. Foster over the past year. We are excited about the progress that L.B. Foster has made in executing on its strategic transformation and believe that, through closer, more regular collaboration with the L.B. Foster board and management team, we can be helpful to the Company in its ongoing efforts to enhance value for all shareholders.”

In the Agreement, L.B. Foster and 22NW have also agreed to customary standstill, voting, and other provisions. The complete agreement between L.B. Foster and 22NW will be filed with the SEC as an exhibit to a Form 8-K.

About L.B. Foster Company

Founded in 1902, L.B. Foster Company is a global solutions provider of engineered, manufactured products and services that builds and supports infrastructure. The Company’s innovative engineering and product development solutions address the safety, reliability, and performance needs of its customers’ most challenging requirements. The Company maintains locations in North America, South America, Europe, and Asia. For more information, please visit www.lbfoster.com.

About 22NW, LP

22NW, LP is a Seattle-based investment firm that specializes in small and microcap investments that have multi-year investment horizons.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this release are based on management's current expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, L.B. Foster Company’s (the “Company’s”) expectations relating to our strategy, goals, projections, and plans regarding our financial position, liquidity, capital resources, and results of operations and decisions regarding our strategic growth initiatives, market position, and product development. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company cautions readers that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: the COVID-19 pandemic, and any future global health crises, and the related social, regulatory, and economic impacts and the response thereto by the Company, our employees, our customers, and national, state, or local governments; volatility in the prices of oil and natural gas and the related impact on the midstream energy markets, which could result in cost mitigation actions, including shutdowns or furlough periods; a continuation or worsening of the adverse economic conditions in the markets we serve, including recession, whether as a result of the COVID-19 pandemic or otherwise, including its impact on labor markets and supply chains, macroeconomic factors, including the impact of inflation and pricing pressures, travel and demand for oil and gas, the continued volatility in the prices for oil and gas, governmental travel restrictions, project delays, and budget shortfalls, or otherwise; volatility in the global capital markets, including interest rate fluctuations, which could adversely affect our ability to access the capital markets on terms that are favorable to us; restrictions on our ability to draw on our credit agreement, including as a result of any future inability to comply with restrictive covenants contained therein; a continuing decrease in freight or transit rail traffic, including as a result of the ongoing COVID-19 pandemic, strikes, or labor stoppages; environmental matters, including any costs associated with any remediation and monitoring of such matters; the risk of doing business in international markets, including compliance with anti-corruption and bribery laws, foreign currency fluctuations, and trade restrictions or embargoes; our ability to effectuate our strategy, including cost reduction initiatives, and our ability to effectively integrate acquired businesses or to divest businesses, such as the recent dispositions of the Track Components, Piling, and IOS Test and Inspection businesses, and acquisitions of the Skratch Enterprises Ltd., Intelligent Video Ltd., and VanHooseCo Precast LLC businesses and to realize anticipated benefits; costs of and impacts associated with shareholder activism; continued customer restrictions regarding the on-site presence of third party providers due to the COVID-19 pandemic; the timeliness and availability of materials from our major suppliers, including any continuation or worsening of the disruptions in the supply chain experienced as a result of the COVID-19 pandemic, as well as the impact on our access to supplies of customer preferences as to the origin of such supplies, such as customers’ concerns about conflict minerals; labor disputes; cyber-security risks such as data security breaches, malware, ransomware, “hacking,” and identity theft, which could disrupt our business and may result in misuse or misappropriation of confidential or proprietary information, and could result in the disruption or damage to our systems, increased costs and losses, or an adverse effect to our reputation; the continuing effectiveness of our ongoing implementation of an enterprise resource planning system; changes in current accounting estimates and their ultimate outcomes; the adequacy of internal and external sources of funds to meet financing needs, including our ability to negotiate any additional necessary amendments to our credit agreement or the terms of any new credit agreement, and reforms regarding the use of SOFR as a benchmark for establishing applicable interest rates; the Company’s ability to manage its working capital requirements and indebtedness; domestic and international taxes, including estimates that may impact taxes; domestic and foreign government regulations, including tariffs; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; geopolitical conditions, including the conflict in Ukraine; a lack of state or federal funding for new infrastructure projects; an increase in manufacturing or material costs; the loss of future revenues from current customers; and risks inherent in litigation and the outcome of litigation and product warranty claims. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. Significant risks and uncertainties that may affect the operations, performance, and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, or as updated and amended by our other periodic filings with the Securities and Exchange Commission.

The forward-looking statements in this release are made as of the date of this release and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by the federal securities laws.

Investor Relations:
Stephanie Listwak

(412) 928-3417
investors@lbfoster.com
L.B. Foster Company
415 Holiday Drive
Suite 100
Pittsburgh, PA 15220